SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 1, 2011
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Reversion of Common Stock Symbol to ESLR
As previously disclosed, Evergreen Solar, Inc. (the “Company”) implemented a reverse stock split of its common stock effective on January 1, 2011. Due to the reverse stock split, the Company’s common stock temporarily traded under the symbol “ESLRD” for 20 trading days beginning January 3, 2011. As 20 trading days have expired since the reverse stock split of the Company’s common stock, the Company’s common stock symbol has reverted to “ESLR” from “ESLRD”.
Adjournment of Special Meeting
On February 1, 2011, Company issued a press release announcing the adjournment of its special meeting of stockholders which had been called in order to approve the exchange offers for (i) an aggregate principal amount of up to $100,000,000 of new 4.0% Convertible Subordinated Additional Cash Notes due 2020, or the new 4% notes, for an aggregate principal amount of up to $200,000,000 of its 4.0% Senior Convertible Notes due 2013, or the existing 4% notes, and (ii) an aggregate principal amount of up to $165,000,000 of new 7.5% Convertible Senior Secured Notes due 2017, or the new 7.5% notes, for an aggregate principal amount of up to $165,000,000 of its 13.0% Convertible Senior Secured Notes due 2015, or the existing 13% notes and an amendment to the Company’s certificate of incorporation authorizing an increase in the number of shares of Common Stock authorized for issuance, until 8:30 AM EST on Wednesday, February 9, 2011 at the Best Western Royal Plaza Hotel and Trade Center at 181 Boston Post Road West, in Marlboro, Massachusetts.
The Company also announced the extension of the expiration time for the exchange offers and related consent solicitation until 11:59 PM EST on Wednesday, February 9, 2011.
The foregoing description of the press release is qualified in its entirety by reference to the full press release, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release is also being filed herewith in accordance with Rule 425 under the Securities Act.
Details regarding the terms and conditions of the amended exchange offers and consent solicitation, including descriptions of the new notes and the material differences between the new notes and the existing notes, can be found in the post-effective amendment to the Company’s registration statement that has been filed with the Securities and Exchange Commission (SEC) but has not yet become effective and in a tender offer statement on Schedule TO, as amended, that has been filed with the SEC. The securities subject to the registration statement may not be issued and sold prior to the time the post-effective amendment to the registration statement becomes effective. Any investor holding the Company’s existing 4% notes or existing 13% notes should carefully read the registration statement, the tender offer statement and other documents the Company has filed or will file with the SEC, including the related letter of transmittal and consent, for more complete information about the Company, the exchange offers and the consent solicitation.
In connection with the exchange offers and consent solicitation, Evergreen Solar has filed a definitive proxy statement and a proxy supplement to the definitive proxy with the SEC. Stockholders are advised to read the definitive proxy statement because it will contain important information about the proposals to be presented and voted upon.
The registration statement, definitive proxy statement, proxy supplement, the tender offer statement on Schedule TO, as amended, and other related documents can be obtained for free from the SEC’s Electronic Document Gathering and Retrieval System (EDGAR), which may be accessed at www.sec.gov. Documents are also available for free upon written or oral request made to the office of the Corporate Secretary, Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752 (Telephone (508) 357-2221) and from the Company’s website at www.evergreensolar.com, or the information agent, The Proxy Advisory Group, LLC, at (212) 616-2180.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

No.	Description
99.1	Press Release dated February 1, 2011, of Evergreen Solar, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.
By:	/s/ Christian M. Ehrbar
	Name:	Christian M. Ehrbar
	Title:	Vice President, General Counsel and Corporate Secretary

Dated: February 2, 2011